Exhibit 99.1

NEWS

For Release     Immediate

Contacts (News Media) Tony Zehnder, Corporate Communications 312.396.7086 (Investors) Scott Galovic, Investor Relations 317.817.3228



                Conseco Reports Preliminary Third Quarter Results

Carmel, Ind., October 23, 2008: Conseco, Inc. (NYSE:CNO) today announced preliminary third quarter results. Income (loss) before net realized investment losses, corporate interest and taxes ("EBIT") (1) is expected to be in the range of $95 to $105 million for the third quarter of 2008, compared to $66.6 million in the second quarter of 2008 and $(17.4) million in the third quarter of 2007.

Financial results for Bankers Life improved over the previous two quarters' results, reflecting, in part, measures implemented to address higher than expected claims in its long-term care business. The improvements in the long-term care business are partially offset by lower than expected margins from our private-fee-for-service business. Pre-tax operating earnings (2) in this segment are expected to be approximately $65 million in the third quarter of 2008, compared to $34.6 million in the second quarter of 2008 and $67.5 million in the third quarter of 2007. Aggregate operating earnings for our other segments are expected to be approximately the same in the third quarter of 2008 as in the second quarter of 2008.

The Company also expects to report total new annualized premium ("NAP") (3) of approximately $97.0 million for the third quarter of 2008, compared to $85.6 million in the second quarter of 2008 and $86.0 million in the third quarter of 2007.

The table at the end of this release reconciles the expected ranges of EBIT and income from operations, both non-GAAP measures, to the expected range of net income.

The Company expects to report net realized investment losses (excluding the increase in unrealized losses on those investments expected to be transferred to an independent trust and net of amortization and taxes and including the establishment of a valuation allowance for deferred tax assets related to such losses) in the range of $80 to $100 million in the third quarter of 2008.

As previously announced, the Company has entered into an agreement to transfer the stock of Conseco Senior Health Insurance Company ("Conseco Senior") to an independent trust and expects to record accounting charges totaling approximately $1.2 billion related to the transaction, $503.7 million of which were recognized in the second quarter of 2008. The Company expects to recognize additional losses of approximately $155 million in the third quarter of 2008, which will have the effect of reducing the charges expected to be recognized upon the completion of the transaction. The recognition of these losses has no effect on the total charges expected to be recognized related to the transaction. Consummation of the plan to transfer Conseco Senior to an independent trust, which is conditioned on the receipt of the approval of the Pennsylvania Insurance Department, is expected to take place in the fourth quarter of 2008.

Conseco is in compliance with all covenants of its bank facility and expects to continue to remain so.

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
                                                                     Conseco (2)
                                                                October 23, 2008

The Company expects that the amount included in accumulated other comprehensive loss related to its investment portfolio will be approximately $1.1 billion at September 30, 2008, an increase of approximately $.5 billion over the second quarter of 2008. Such increase is primarily attributable to spread widening as a result of increased risk premiums and overall illiquidity in the credit markets.

Conseco will report results for the third quarter of 2008 after the market closes on Wednesday, November 5, 2008. The Company will host a conference call to discuss results at 9:00 a.m. Eastern Standard Time on Thursday, November 6, 2008.

The webcast of the conference call can be accessed through the investors section of the Company's website: http://investor.conseco.com/. Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

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(1)  Management believes that an analysis of earnings or loss before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) corporate interest expense; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the table on page 4.
(2) Management believes that an analysis of Net income (loss) applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the table on page 4. Additional information concerning this non-GAAP measure is included in our periodic filings with the Securities and Exchange Commission that are available in the "Investor - SEC Filings" section of Conseco's website, www.conseco.com.
(3) Measured by new annualized premium, which includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums, PDP sales equal $200 per enrolled policy ($310 in 2007), Private-Fee-For-Service sales equal $2,250 per enrolled policy ($2,100 in 2007).

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
                                                                    Conseco (3)
                                                               October 23, 2008


Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in these materials relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) general economic, market and political conditions, including the performance and fluctuations of the financial markets which may affect our ability to raise capital or refinance our existing indebtedness; (ii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iii) mortality, morbidity, the increased cost and usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iv) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (v) the recoverability of our deferred tax asset and the effect of potential tax rate changes on its value; (vi) changes in accounting principles and the interpretation thereof; (vii) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (viii) performance and valuation of our investments, including the impact of realized losses (including other-than-temporary impairment charges); (ix) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (x) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (xi) our ability to remediate the material weakness in internal controls over the actuarial reporting process that we identified at year-end 2006 and to maintain effective controls over financial reporting; (xii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (xiii) our ability to achieve eventual upgrades of the financial strength ratings of Conseco and our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (xiv) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xv) our ability to continue to satisfy the financial ratio and balance requirements and other covenants of our debt agreements; (xvi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xvii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and (xviii) the receipt of regulatory approval and consummation of the plan to transfer Conseco Senior Health Insurance Company to an independent trust. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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
                                                                    Conseco (4)
                                                               October 23, 2008


Operating Results ($ in millions)

                                                                                     Three months ended
                                                                          ------------------------------------------
                                                                          Sept. 30,        June 30,        Sept. 30,
                                                                            2008             2008            2007
                                                                            ----             ----            ----
                                                                          (Range of
                                                                      expected results)  (As reported)    (Restated)
EBIT, excluding costs related to a litigation settlement and an
   annuity coinsurance transaction.................................    $95.0 - $105.0      $  66.6          $ 75.5

Costs related to a litigation settlement...........................          -                 -             (16.4)
Costs related to an annuity coinsurance transaction................          -                 -             (76.5)
                                                                       --------------      -------          ------

     Total EBIT....................................................     95.0 - 105.0          66.6           (17.4)

Corporate interest expense.........................................        (13.7)            (13.9)          (20.2)
                                                                        -----------        -------          ------

     Income (loss) before net realized investment losses and taxes.     81.3 - 91.3           52.7           (37.6)

Tax expense (benefit) on period income.............................     28.3 - 32.3           19.3           (15.9)
                                                                        -----------        -------          ------

     Net operating income (loss)...................................     53.0 - 59.0           33.4           (21.7)

Net realized investment losses (excluding the increase in unrealized losses on those investments expected to be transferred to an independent trust and net of related amortization and
   taxes and the establishment of a valuation allowance for
   deferred tax assets related to such losses).....................  (100.0) - (80.0)        (16.8)          (31.0)
                                                                     ---------------       -------          ------

       Net income (loss) applicable to common stock before losses related to the transfer of Conseco Senior to an
         independent trust.........................................   (47.0) - (21.0)         16.6           (52.7)

Recognition of losses related to the transfer of Conseco Senior
   to an independent trust.........................................       (155.0)(1)        (503.7)(1)         -
                                                                     ----------------      -------          -------

Net loss applicable to common stock................................ $(202.0) - $(176.0)    $(487.1)         $(52.7)
                                                                    ==================     =======          ======

------------

     (1) Amount for the three months ended September 30, 2008, includes: (i) net realized losses of approximately $175 million related to the third quarter increase in unrealized losses on investments expected to be transferred to an independent trust; partially offset by (ii) a net gain of approximately $20 million related to the recapture of a block of previously reinsured long-term care business which is expected to be included in the business transferred to an independent trust. Amount for the three months ended June 30, 2008 includes: (i) net realized losses of $205.7 million related to unrealized losses on investments expected to be transferred to an independent trust as of June 30, 2008; and (ii) an increase of $298.0 million related to the deferred tax valuation allowance resulting from the expected effects of the proposed transaction.

As previously announced, the Company expects to record accounting charges totaling $1.2 billion related to the transfer of Conseco Senior to an independent trust. The recognition of the losses summarized above will have the effect of reducing the expected total charge upon the completion of the transaction and have no effect on the total losses expected to be recognized.